UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	LWAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lifeway Foods, Inc. (the “Company”) is relying on the U.S. Securities and Exchange Commission’s Order dated March 25, 2020 (Release No. 34-88465) to delay the filing of its quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”). In particular, due to a stay at home order in place for Illinois residents the Company implemented work from home policies for all non-production employees to protect its employees and their families from potential virus transmission among co-workers. The outside service providers involved with the Company’s Form 10-Q process have implemented similar work from home policies. Increased difficulty accessing documents, information and materials and other priorities including school closures, illness, responsibility for elders and other issues related stay at home orders and COVID-19 have negatively impacted key personnel involved in the Company’s Form 10-Q process and the Company’s ability to complete and file the Form 10-Q. The Company expects to file the Form 10-Q no later than June 29, 2020 (which is 45 days from the Form 10-Q’s original filing deadline of May 15, 2020).

In it’s current report on Form 8-K, filed on April 29, 2020, the Company supplemented the risk factors disclosed in the Company’s Annual report on Form 10-K for the year ended December 31, 2019 with the following risk factor:

Our business may suffer from the severity or longevity of the Coronavirus/COVID-19 global pandemic.

The Coronavirus (“COVID-19”) is currently impacting countries, communities and markets around the world. We cannot, at this time, predict whether COVID-19 will have a long term material impact on our financial condition and result of operations. On March 16, 2020, the food industry, including the Company, grocery stores and their suppliers, and transportation were classified by the U.S. federal government as critical infrastructure industry. As a result, our employees and facilities, as well as our suppliers and the retailers and distributors that sell our products, are able to remain in operation. Despite this and the plans we have in place to mitigate possible effects COVID-19 may have on the productivity of our workforce and operation of our facilities, if significant portions of our workforce are unable to work effectively due to illness, quarantines, government actions or orders, facility closures or other reasons in connection with the COVID-19 pandemic, our operations could be impacted. If that happens, we may be unable to produce sufficient products to fully satisfy all purchase orders and some of our costs may not be fully recoverable or adequately covered by insurance. The severity and longevity of the COVID-19 pandemic may also cause customers to suspend their decisions on purchasing our products. In addition, although our suppliers, customers and distributors are also classified as critical infrastructure industries, these changes may disrupt our supply chain, customers or distributors in ways we cannot predict. While we have contingency plans to carry on essential operations, these may not be able to mitigate all potential impacts, the extent to which COVID-19 impacts our business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020

LIFEWAY FOODS, INC.

By:	/s/ Julie Smolyansky
Name: Julie Smolyansky Title: Chief Executive Officer

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